EXHIBIT 5.1
May 4, 2007
Securities and Exchange Commission
Judiciary Plaza 450
Fifth Street, N.W.
Washington, D.C. 20549
     Re: Kreido Biofuels Inc. Registration Statement on Form SB-2
Ladies and Gentlemen:
As legal counsel for Kreido Biofuels, Inc., a Nevada corporation (the “Company”), we are rendering this opinion in connection with the registration on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended, of 36,955,558 shares of common stock of the Company (“Common Stock’), including 18,518,519 shares of Common Stock issuable by the Company upon the exercise of certain warrants described in the Registration Statement (the “Warrant Shares”), to be sold by the selling stockholders named in the Registration Statement.
We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. With respect to our opinion below that the shares of Common Stock and the Warrant Shares have been duly authorized, we have relied solely upon our examination of the authorized shares provision of the Company’s Articles of Incorporation, as amended to the date hereof and as certified to be complete and true by the Secretary of the Company. With respect to our opinion that the Warrant Shares will be validly issued, we have assumed that such shares will be issued in accordance with the terms of the warrants and will be evidenced by appropriate certificates, duly executed and delivered.
Based on such examination, we are of the opinion that the shares being registered pursuant to the Registration Statement are duly authorized and validly issued, fully paid and nonassessable, and in the case of the Warrant Shares, if and when issued upon the exercise of the warrants in accordance with the terms of the warrants.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement. This opinion is to be used only in connection with the issuance of the Warrant Shares while the Registration Statement is in effect.
Very truly yours,
/S/ DLA Piper US LLP